Third Quarter 2016 Earnings Conference Call November 2, 2016

2Safe Harbor Statement A A a This presentation includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This information often involves risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. The statements in this presentation that are not historical statements and any other statements regarding EE's future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. Additional information concerning factors that could cause actual results to differ materially from those expressed in forward-looking statements is contained in EE's most recently filed periodic reports and in other filings made by EE with the U.S. Securities and Exchange Commission (the "SEC"), and includes, but is not limited to:  Increased prices for fuel and purchased power and the possibility that regulators may not permit EE to pass through all such increased costs to customers or to recover previously incurred fuel costs in rates  Full and timely recovery of capital investments and operating costs through rates in Texas and New Mexico  Uncertainties and instability in the general economy and the resulting impact on EE’s sales and profitability  Changes in customers’ demand for electricity as a result of energy efficiency initiatives and emerging competing services and technologies, including distributed generation  Unanticipated increased costs associated with scheduled and unscheduled outages of generating plant  Unanticipated maintenance, repair, or replacement costs for generation, transmission, or distribution facilities and the recovery of proceeds from insurance policies providing coverage for such costs  The size of our construction program and our ability to complete construction on budget and on time  Potential delays in our construction schedule due to legal challenges or other reasons  Costs at Palo Verde  Deregulation and competition in the electric utility industry  Possible increased costs of compliance with environmental or other laws, regulations and policies  Possible income tax and interest payments as a result of audit adjustments proposed by the IRS or state taxing authorities  Uncertainties and instability in the financial markets and the resulting impact on EE’s ability to access the capital and credit markets  Possible physical or cyber attacks, intrusions or other catastrophic events  Other factors of which we are currently unaware or deem immaterial EE’s filings are available from the SEC or may be obtained through EE’s website, http://www.epelectric.com. Any such forward-looking statement is qualified by reference to these risks and factors. EE cautions that these risks and factors are not exclusive. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date of this news release, and EE does not undertake to update any forward- looking statement contained herein.

3Recent Highlights  Obtained a Final Order for the Texas Rate Case on August 25, 2016  Became a coal-free utility by selling interest in the Four Corners Plant  Received approval from the New Mexico Public Regulation Commission (NMPRC) for the Holloman Air Force Base (HAFB) Solar Project (5 MW) on October 5, 2016  Received approval from the Public Utility Commission of Texas (PUCT) for the Voluntary Texas Community Solar Pilot Program (3 MW) on September 1, 2016  Completed more than $1.4 billion construction program  Placed Montana Power Station (MPS) Unit 4 into commercial operation on September 15, 2016  Finalized a new collective bargaining agreement on September 3, 2016  Refined the dividend policy to include achieving an annual 55% to 65% payout ratio by 2020

4Refined Dividend Policy EE’s goal is to move closer to a peer-average payout ratio after major construction period and regulatory lag subsides. Specifically, EE’s goal is to achieve an annual 55% - 65% dividend payout ratio by 2020, with the first increase (beyond $0.06 per year) to commence in the second quarter of 2017. The exact timing and amount of future dividend increases will be based on the Board’s continual review of our return of capital policies in the context of our operating performance, financial condition, capital needs and other relevant factors in the Board’s determination.

5Texas Rate Case Update  The PUCT issued a Final Order on August 25, 2016 which included:  A non-fuel rate increase of $37 million  An additional non-fuel base rate increase of $3.7 million for Four Corners revenue requirement  Lower annual depreciation expense of approximately $8.5 million  Return on Equity of 9.7% for AFUDC purposes  Substantially all new plant in service included in rate base  Recovery for most of the rate case expenses up to a date certain  Removal of the separate treatment for residential customers with solar generation  During the third quarter of 2016, EE recorded the financial effects of the Texas rate case of $23.3 million or $0.58 per share on an after tax basis, which included the relate back of rates to January 12, 2016.

6

Revised Timeline – Next Rate Cases *


New Mexico
Dec 2016
Historical Test Year End
May 2016
MPS Unit 3 In-Service
MPS Unit 4 In-Service
2Q 2017
File Rate Case(1)
2Q 2018
Final Order
2016
May
Jul
Sep
Nov
Jan 2017
Mar
May
Jul
Sep
Nov
Jan 2018
Apr
2018
MPS Unit 3 In-Service
May 2016
Historical Test Year End
MPS Unit 4 In-Service
Sep 2016
File Rate Case(2)
1Q 2017
Relate Back Date for Rates(3)
3Q 2017
Final Order
4Q 2017
Texas

(1) New Mexico Rate Case filing will use a historical test year ended December 2016 and include MPS units 3 & 4 in requested rate base.
(2) Texas Rate Case filing will use a historical test year ended September 2016 and include MPS units 3 & 4 in requested rate base.
(3) Section 36.211 of the Texas Utilities Code, which was added by House Bill 1535 in 2015, allows for rates to relate back to the 155th day after a rate case is filed. For financial reporting purposes the revenues and other impacts will be recognized when a resolution is reached in the Texas rate case.



* Depending upon the outcome of the next rate cases, additional rate cases may need to be considered in the near term to ensure a fair and reasonable return.

El Paso Electric

73rd Quarter Financial Results  3rd Quarter 2016 net income of $74.6 million or $1.84 per share, compared to 3rd Quarter 2015 net income of $56.7 million or $1.40 per share

83rd Quarter Key Earnings Drivers Basic EPS Description September 30, 2015 1.40$ Changes In: Retail non-fuel base revenues 0.52 Other revenues 0.02 Increased due primarily to the recognition of miscellaneous service charges of $1.1 million related to the PUCT final order Retail & other revenues 0.54 See detail on slide 9 Depreciation and amortization 0.10 Decreased due primarily to a $7.4mm reduction approved by the PUCT and a $0.3mm reduction aprroved by the NMPRC in their final orders. Decrease was partially offset by an increase in depreciation due to an increase in plant, including MPS Units 3 & 4 . O&M at fossil-fuel generating plants 0.02 Decreased primarily due to the sale of the Company's interest in Four Corners in July 2016. This decrease was partially offset by increased O&M expenses due to an outage at Newman Unit 4. Changes in the effective tax rate (0.13) Increased due primarily to the change to normalize state income taxes as approved by the PUCT and NMPRC in the most recent rate cases and the loss of the domestic production activities deduction. Investment and interest income (0.04) Decreased due to lower realized gains on securities sold from the Company's Palo Verde decommissioning trust fund investments. Interest on long-term debt (0.03) Increased due to the $150 million senior notes issued in March 2016. Allowance for funds used during construction (0.02) Decreased due to lower balances of construction work in progress, primarily due to MPS Units 3 & 4 being planced into service in May and September 2016, respectively, and a reduction in the AFUDC rate effective January 2016 as a result of the PUCT final order. September 30, 2016 1.84$

93rd Quarter Retail & Other Revenues Variance Basic EPS Variance in retail & other revenues Texas non-fuel base rate increase (January 12, 2016 through June 30, 2016) (1) (2) (3) 0.28$ Texas 3rd quarter non-fuel base rate increase (July 1, 2016 to September 30, 2016) (2) (3) 0.26 Other (4) (0.02) Variance in retail non-fuel base revenues 0.52 Miscellaneous service charges (2) 0.02 Variance in retail & other revenues 0.54$ (1) Represents the portion of the Texas rate increase that relates back to January 12, 2016. (2) Correlates to the $37mm non-fuel rate increase as shown on slide 5. (3) Correlates to the $3.7mm non-fuel base rate increase for Four Corners as shown on slide 5. (4) Reduction was primarily due to decreased revenues from large C&I customers of $1.9mm due to an interruptible rate surcharge to a large customer in 2015 without a comparable charge in 2016. In addition, the negative effect on overall kWh sales due to milder weather in Q3 2016 compared to Q2 2015 more than offset the positive effect on kWh sales due to customer growth of 1.5% and the non-fuel base rate increase in rates in New Mexico.

103rd Quarter Retail Revenues and Sales Average No. of Customers Percent Change (1) MWH (000's) Percent Change (1) Non-Fuel Base Revenues (000's) (2) Percent Change (1) (2) Residential 362,992 1.4% 990,989 -1.0% 113,596$ 25.1% C&I Small 41,121 1.9% 715,678 -0.4% 67,810 7.7% C&I Large 49 0.0% 253,591 -6.2% 13,037 -2.2% Public Authorities 5,279 0.7% 448,355 -2.4% 34,785 17.6% Total Retail 409,441 1.5% 2,408,613 -1.7% 229,228$ 16.5% Cooling Degree Days 1,596 -7.9% (1) Percent Change expressed as change in Q3 2016 from Q3 2015 (2) Includes $33.7mm non-fuel base rate increase in Texas of which $2.9mm is related to additional Four Corners revenue requirement.

11Historical Weather Summary 1,504 1,147 1,601 1,603 1,787 1,497 1,444 1,415 1,732 1,596* 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 3rd Quarter Cooling Degree Day’s (CDD’s) 10-Yr CDD Average – 1,533 Third Quarter CDD’s • 4.1% Above 10-Year Average • 7.9% Below 3rd Quarter 2015 * July 2016 CDD’s were the most recorded since 1943 ** Chart illustrates CDD’s for El Paso, Texas as reported by NOAA

122016 Earnings Guidance 2015 EPS Actual 2016 Earnings Guidance Earnings Guidance $2.03 $2.40 $2.25 The middle portion of guidance assumes normal weather and the rate increases granted in each jurisdiction:  Texas - based on final order in Docket No. 44941 (rates relate back to January 12, 2016): • $40.7mm non-fuel rate increase, which includes $3.7mm for Four Corners revenue requirement • $8.5mm lower annual depreciation expense • ROE of 9.7% for AFUDC purposes  New Mexico - $1.1mm non-fuel base rate increase based on final order in Case No. 15- 00127-UT (effective July 1, 2016) Narrowing earnings guidance range to $2.25 to $2.40 per basic share from $2.20 to $2.50 per basic share (1) Assumes normal operating conditions for the remainder of 2016 (1)

13Five Year Cash Capital Expenditures $0 $50,000 $100,000 $150,000 $200,000 $250,000 $300,000 2011A 2012A 2013A 2014A 2015A 2016E 2017E 2018E 2019E 2020E Estimated Costs of ~ $1 billion * Generation Transmission Distribution General $282mm $233mm $184mm $152mm $203mm $277mm $237mm $202mm $178mm $236mm ($000s) * Anticipate issuing an all-source request for proposal (RFP) for generation resources in the first half of 2017; therefore, estimates are subject to change including the acceleration and/or postponement of projects. As a placeholder, the current estimate includes early construction costs for a 320 MW combined cycle generating plant, to be placed in service in 2023, although the results of the RFP will not be known for some time. Includes approximately $21mm of large scale solar (5 MW for HAFB and 3 MW for TX community).

14 Pro forma Rate Base Balances ($ in millions) * Projected Rate Base and CWIP YE 2016 YE 2017 Beginning Rate Base (1) $1,914 $2,115 Plant Additions: MPS Transmission and Substations 7 - Other (2) 150 216 New Generating Units: Montana Common Plant 8 - Montana Unit 3 73 - Montana Unit 4 70 - Total 308 216 Depreciation Expense (83) (86) Change in Deferred Income Taxes & Other (3) (24) (49) Total Rate Base $2,115 $2,196 NM Palo Verde Unit 3 Rate Base (4) 27 28 Total Pro forma Rate Base (5) $2,142 $2,224 Year End CWIP Balances $170 $150 * Assumes all requested items are included in rate base. (1) Year end balances exclude CWIP. (2) Excludes ~ $21mm for large scale solar (5 MW for HAFB and 3 MW for TX community). (3) Rate base includes the impact of bonus depreciation. (4) PV3 Includes ADIT. (5) Represents a pro-forma rate base projection that is subject to change based on actual rate filings.

15 Q & A